UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2009

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut		06074
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(860) 644-1551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

The following table presents fiscal 2010 quarterly and year-to-date unaudited condensed consolidated statements of operations for the periods indicated, as adjusted for previously announced discontinued operations of FOBA, ND Graphics and Spandex Poland.

	For the Fiscal Quarters Ended		For the Six Months Ended
In thousands except per share data	July 31, 2009	October 31, 2009	October 31, 2009
Revenue:
Product sales	$93,764	$103,546	$197,310
Service sales	16,824	16,614	33,438
	110,588	120,160	230,748
Cost of Sales:
Cost of products sold	68,784	74,646	143,430
Cost of services sold	9,777	10,294	20,071
	78,561	84,940	163,501

Gross profit	32,027	35,220	67,247

Selling, general and administrative expenses	24,150	27,817	51,967
Research and development	4,428	4,532	8,960
Operating income	3,449	2,871	6,320

Other income (expense), net	(1,005)	(394)	(1,399)
Interest expense	(942)	(918)	(1,860)
Income from continuing operations before income taxes	1,502	1,559	3,061
Income tax expense (benefit)	359	(374)	(15)
Income from continuing operations	1,143	1,933	3,076
Loss from discontinued operations, net of taxes	(629)	(1,474)	(2,103)
Net income	$514	$459	$973

Basic earnings (loss) per common share:
Continuing operations	$0.05	$0.08	$0.12
Discontinued operations	(0.03)	(0.06)	(0.08)
Basic earnings per common share	$0.02	$0.02	$0.04
Diluted earnings (loss) per common share:
Continuing operations	$0.05	$0.08	$0.12
Discontinued operations	(0.03)	(0.06)	(0.08)
Diluted earnings per common share	$0.02	$0.02	$0.04

The following table presents fiscal 2009 unaudited condensed consolidated statements of operations for the periods indicated, as adjusted for previously announced discontinued operations of FOBA, ND Graphics and Spandex Poland.

	For the Fiscal Quarters Ended				For the Fiscal Year Ended
In thousands except per share data	July 31, 2008	October 31, 2008	January 31, 2009	April 30, 2009	April 30, 2009
Revenue:
Product sales	$129,190	$123,760	$88,752	$91,664	$433,366
Service sales	18,975	18,793	17,439	16,182	71,389
	148,165	142,553	106,191	107,846	504,755
Cost of Sales:
Cost of products sold	94,813	88,811	63,674	67,374	314,672
Cost of services sold	13,008	12,337	10,291	9,738	45,374
	107,821	101,148	73,965	77,112	360,046

Gross profit	40,344	41,405	32,226	30,734	144,709

Selling, general and administrative expenses	32,563	30,155	27,162	26,535	116,415
Research and development	6,233	5,698	4,847	4,345	21,123
Operating income	1,548	5,552	217	(146)	7,171

Other income (expense), net	(125)	(412)	(2,470)	(64)	(3,071)
Interest expense	(539)	(748)	(654)	(1,188)	(3,129)
Income from continuing operations before income taxes	884	4,392	(2,907)	(1,398)	971
Income tax expense (benefit)	160	(1,973)	(1,616)	(470)	(3,899)
Income from continuing operations	724	6,365	(1,291)	(928)	4,870
Loss from discontinued operations, net of taxes	(43)	(271)	(941)	(1,379)	(2,634)
Net income	$681	$6,094	$(2,232)	$(2,307)	$2,236

Basic earnings (loss) per common share:
Continuing operations	$0.03	$0.27	$(0.05)	$(0.04)	$0.20
Discontinued operations	---	(0.02)	(0.04)	(0.05)	(0.11)
Basic earnings (loss) per common share	$0.03	$0.25	$(0.09)	$(0.09)	$0.09
Diluted earnings (loss) per common share:
Continuing operations	$0.03	$0.26	$(0.05)	$(0.04)	$0.20
Discontinued operations	---	(0.01)	(0.04)	(0.05)	(0.11)
Diluted earnings (loss) per common share	$0.03	$0.25	$(0.09)	$(0.09)	$0.09

The following table presents fiscal 2010 quarterly and year-to-date unaudited revenue and operating income by reportable segment for the periods indicated, as adjusted for previously announced discontinued operations of FOBA, ND Graphics and Spandex Poland.

	For the Fiscal Quarters Ended		For the Six Months Ended
In thousands	July 31, 2009	October 31, 2009	October 31, 2009
Sign Making and Specialty Graphics:
Gerber Scientific Products	$10,887	$13,375	$24,262
Spandex	53,138	55,689	108,827
Sign Making and Specialty Graphics	64,025	69,064	133,089
Apparel and Flexible Materials	35,060	37,094	72,154
Ophthalmic Lens Processing	11,503	14,002	25,505
Consolidated revenue	$110,588	$120,160	$230,748

Sign Making and Specialty Graphics:
Gerber Scientific Products	$(1,222)	$(1,240)	$(2,462)
Spandex	3,033	3,492	6,525
Sign Making and Specialty Graphics	1,811	2,252	4,063
Apparel and Flexible Materials	4,159	3,298	7,457
Ophthalmic Lens Processing	695	1,625	2,320
Segment operating income	6,665	7,175	13,840
Corporate operating expenses	(3,216)	(4,304)	(7,520)
Consolidated operating income	$3,449	$2,871	$6,320

The following table presents fiscal 2009 unaudited revenue and operating income by reportable segment for the periods indicated, as adjusted for previously announced discontinued operations of FOBA, ND Graphics and Spandex Poland.

	For the Fiscal Quarters Ended				For the Fiscal Year Ended
In thousands	July 31, 2008	October 31, 2008	January 31, 2009	April 30, 2009	April 30, 2009
Sign Making and Specialty Graphics:
Gerber Scientific Products	$14,565	$18,954	$11,938	$12,003	$57,460
Spandex	69,111	62,581	45,430	49,665	226,787
Sign Making and Specialty Graphics	83,676	81,535	57,368	61,668	284,247
Apparel and Flexible Materials	48,949	45,382	36,437	32,197	162,965
Ophthalmic Lens Processing	15,540	15,636	12,386	13,981	57,543
Consolidated revenue	$148,165	$142,553	$106,191	$107,846	$504,755

Sign Making and Specialty Graphics:
Gerber Scientific Products	$(1,365)	$150	$334	$(1,509)	$(2,390)
Spandex	3,453	2,675	704	3,453	10,285
Sign Making and Specialty Graphics	2,088	2,825	1,038	1,944	7,895
Apparel and Flexible Materials	3,666	4,929	2,778	1,501	12,874
Ophthalmic Lens Processing	115	1,773	737	573	3,198
Segment operating income	5,869	9,527	4,553	4,018	23,967
Corporate operating expenses	(4,321)	(3,975)	(4,336)	(4,164)	(16,796)
Consolidated operating income	$1,548	$5,552	$217	$(146)	$7,171

Item 8.01  Other Events

The information furnished pursuant to Item 2.02 is incorporated by reference in, and made a part of, this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: December 15, 2009	By:	/s/ Michael R. Elia
Michael R. Elia Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as Duly Authorized Officer)